LETTER OF AGREEMENT

This LETTER OF AGREEMENT ("Letter of Agreement") made effective as of November 8, 2006 ("Effective Date"), by and among ENERGTEK INC., a Nevada corporation (the "Option Holder") and ANGSTORE TECHNOLOGIES LTD., an Israeli company (the "Company").

WHEREAS, the Company is engaged in development of Adsorbed Natural Gas storage systems; and

WHEREAS, the Option Holder desires to receive an option to acquire up to 45% of the issued and outstanding share capital the Company on a fully-diluted basis, subject to the terms and conditions set forth hereinbelow; and

WHEREAS, the Company has agreed to grant an option as aforesaid to the Option Holder, subject to the terms and conditions set forth hereinbelow.

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the parties agree as follows:

1. Option

1.1. The Company hereby grants the Option Holder an irrevocable option (the "Option") to purchase up to 7,364 (seven thousand three hundred and sixty-four) Ordinary Shares par value NIS 1 each of the Company, representing up to 45% (forty five percent) of the Company's issued and outstanding share capital on a fully-diluted basis as of the Effective Date (the "Option Shares"), at a purchase price of $36.675 (thirty six US dollars and sixty seven and a half cents) per Option Share (the "Per Share Price") totaling an aggregate purchase price of up to $270,075 (the "Purchase Price").

1.2. The Option may be exercisable by the Option Holder during the period commencing on the Effective Date and ending on June 30th, 2007 (or earlier pursuant to Section 3.5 below) (the "Option Term") and if not exercised within the Option Term shall thereafter expire and become null and void.

1.3. In the event that during the Option Term and as long as the Option, or part thereof, remains outstanding and unexercised the Company shall issue Offered Securities (as defined in Section 3.2 below) at a price per share (the "New Price Per Share") that is not at least 20% higher than the Per Share Price indicated in Section 1.1 above, the Per Share Price shall be adjusted such that the Per Share Price shall be equal to 80% of the New Price Per Share. Should the Option Holder be entitled during the Option Term to such adjustment after all or part of the Option has already been exercised, additional Ordinary Shares shall be issued to the Option Holder to reflect such adjusted Per Share Price, pro rata in accordance with the number of Option Shares actually exercised by the Option Holder.



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2. Exercise of the Option

2.1. The Option may be exercised by the Option Holder by giving written notice to the Company at any time prior to the end of the Option Term ("Exercise Notice"), in which Exercise Notice the Option Holder shall specify the number of Option Shares being exercised, and delivering to the Company, concurrently therewith, a check or a wire transfer in immediately available funds for the pro rata portion of the Purchase Price, calculated according to the number of Option Shares being purchased upon such exercise multiplied by the Per Share Price. Payment of the Purchase Price shall be made in US Dollars.

2.2. As promptly as practicable on or after the date of receipt of an Exercise Notice and payment of the respective portion of the Purchase Price, and in any event within ten (10) business days thereafter (subject however to receipt of OCS approval to the extent required pursuant to Section 7 below), at the Option Holder's request, the Company, at its expense, shall issue and deliver to the Option Holder a certificate or certificates for the number of Option Shares issuable upon such exercise and notify the Registrar of Companies of such issuance.

2.3. It is hereby agreed that the Option may be exercised in whole or in part at any time during the Option Term, provided, however, that the number of Option Shares exercised under any Exercise Notice shall be not less than 850 (eight hundred and fifty) Option Shares.

2.4. The grant of the Option imposes no obligation on the Option Holder to exercise it.

3. Participation in Additional Investments

3.1. The Company represents and warrants that as of the date hereof, subject to the execution by Radel LLC of the Waiver and Consent attached hereto as Schedule A, no other person has any option, right of first offer or negotiation, right of first refusal or other right, whether vested or contingent, to acquire shares of the Company, including without limitation, any portion of the Option Shares.

3.2. The Company hereby undertakes that during the Option Term it shall not, directly or indirectly, issue, sell or exchange or agree to issue, sell or exchange, any shares, option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or any debt securities convertible into shares of the Company (the "Offered Securities"), unless, in each case, the Company shall have complied with the following provisions: (i) the Company shall deliver a written notice to the Option Holder describing the Offered Securities and the terms and conditions of their proposed or intended issue, sale or exchange (the "Offer"); and (ii) the Option Holder shall have the right, for a period of seven (7) days following the delivery of the Offer, to purchase or acquire, at a price and upon the other terms specified therein, all or part of the Offered Securities.

3.3. To accept an Offer, in whole or in part, the Option Holder shall deliver a written notice to the Company prior to the end of the seven (7) day period of the Offer, setting forth the number of Offered Securities that the Option Holder elects to purchase (the "Notice of Acceptance"). In the event that a Notice of Acceptance is not given by the Option Holder with respect to all or part of the Offered Securities, the Company shall be entitled to issue, sell or exchange such Offered Securities as to which a Notice of Acceptance has not been given by the Option Holder on such terms and conditions as described in the Offer.


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3.4.   The closing of the purchase of shares pursuant to this Section 3 shall occur at the principal office of the Company (i) on or before the seventh business day following the Notice of Acceptance if the Option Holder elects to purchase all such Offered Securities, or (ii) concurrently with the closing of the sale of Offered Securities if the Option Holder does not purchase all of the Offered Securities, or (iii) at such other time as the Option Holder and the Company may mutually determine. At the closing, the Company shall deliver to the Option Holder, the certificate or certificates representing such shares, free and clear of all liens and encumbrances whatsoever, and the Option Holder shall pay to the Company, in cash or by delivery of a certified check payable to the order of the Company, or by wire transfer of immediately available funds, the amount of the purchase price for the shares of Offered Securities purchased by the Option Holder pursuant to this Section 3.

3.5. Without derogating from the provisions of Sections 3.2 - 3.4 above, the Company agrees that during the Option Term it shall not sell, assign, transfer or convey all or a substantial part of the assets or share capital of the Company ("M&A Transaction") unless the Company shall have complied with the following provisions: (i) the Company shall deliver a written notice to the Option Holder describing the M&A Transaction and the terms and conditions of the proposed or intended transaction; and
       (ii) the Option Holder shall have the right, for a period of seven (7) days following the delivery of the Offer, to exercise the Option upon the terms hereof, following which seven day period the Option hereunder shall terminate.

3.6.   The provisions of Sections 3.2 to 3.5 shall terminate upon the earlier of
       (i) the lapse of the Option Term, (ii) the exercise by Option Holder of the full amount of the Option Shares, or (iii) termination of this Letter of Agreement by mutual written consent of the parties or: Option Holder's written notice to the Company that it no longer desires to be entitled to the Option, upon which notice the Option shall be rendered null and void.

4. Option Payments

4.1. In consideration for the grant of the Option and the Company's undertakings under Sections 3.2 to 3.5 above, the Option Holder shall pay the Company a payment in an amount equal to $50,000 (the "Option Payment"). The Option Payment shall take place within 5 business days from the signature of this Letter of Agreement.


5. Representations and Warranties of the Company.

       The Company represents and warrants to the Option Holder as follows:

5.1. This Letter of Agreement has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

5.2. Upon issuance thereof, the Option Shares and the Offered Securities (if purchased under Section 3 above) shall be duly authorized, validly issued, fully paid, nonassessable, and free of any pre-emptive and any other third party rights, and will have all the rights, preferences, privileges, and restrictions set forth in the Company's Articles of Incorporation and any other restrictions under relevant securities laws and regulations.

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5.3.   The Company represents and warrants to the Option Holder that as of the
       Effective Date the issued and outstanding share capital of the Company is comprised of 8,999 (eight thousand nine hundred and ninety-nine) Ordinary Shares par value NIS 1.00 each and 1 (one) Management Share par value NIS 1.00, and other than said shares there are no outstanding options, warrants or other rights, commitments, obligations or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

5.4. Subject to the provisions of Section 7 below, the execution and delivery of this Letter of Agreement are not, and the issuance of the Option Shares upon exercise of the Option in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

6.     Other Provisions

6.1. The Option Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Option Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, until the Option or any portion thereof shall have been exercised and the Option Shares shall have been issued, as provided herein. In the absence of the exercise of the Option, no provisions of this Letter of Agreement, and no enumeration herein of the rights or privileges of the Option Holder hereof, shall cause the Option Holder to be a shareholder of the Company for any purpose. Nothing in the foregoing to the contrary, upon exercise of the Option, or any portion thereof as set forth above, the Option Holder shall be entitled to receive all rights of a holder of the class of shares constituting the Option Shares under the Company's Articles of Association.

6.2. Following exercise of the Option by the Option Holder with respect to 2,300 (two thousand three hundred) or more of the Option Shares, the Company shall take the following actions and/or amend its Articles of Association to give effect to the following (the "Amended Articles"): (i) the holder or holders of each 20% of the issued and outstanding share capital shall be entitled to appoint 1 (one) director with respect to each 20% of the issued and outstanding share capital held by such shareholder, (ii) the Management Share par value NIS 1.00 shall be converted into one (1) Ordinary Share par value NIS 1.00, and (iii) the holder or holders of at least 10% (but not more than 20%) of the issued and outstanding shares of the Company shall be entitled during the period they hold such a percentage to nominate an observer to the Board of Directors of the Company. The Company shall convene a shareholders meeting for the approval of the aforesaid actions, and if required, for the election of members of the Board of Directors of the Company in accordance with the Amended Articles.


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6.3.   Each of the parties hereby agrees to sign any and all documents pertaining to the transaction herein and/or as required by any applicable law to give effect to the Option hereunder and the transactions and actions contemplated herein.

6.4. Except as required under any applicable law and any securities laws and regulations, and except as required for the performance of this Letter of Agreement, neither party shall disclose or reveal to any other person any information relating to the Company's assets or liabilities, the transaction contemplated hereunder, or the negotiations between the parties.

6.5. Notwithstanding Section 6.4, the Company acknowledges that the exercise of the Option under this Letter of Agreement will imply publication of parts of the financial statementsof the Company to be included within the financial statements and reports of the Option Holder. In the event of exercise of all or part of the Option, and in order to allow the timely delivery of the Company's financial statements to the Option Holder, the Company undertakes as follows:

      6.5.1. To issue, within not more than 35 days from the end of each calendar quarter, reviewed quarterly financial statements.

      6.5.2. To issue, within not more than 65 days from the end of each calendar year, audited financial statements for the said year.

      6.5.3. Additionally, within 45 days of Option Holder's written request, the Company shall provide the Option Holder with the Company's restated financial statements for years 2003 and 2004, the Company's restated reviewed quarterly financial statements for 2005, and any forward financial projections.

6.6. In addition, during the Option Term the Company undertakes as follows (the financial statements referred to in this Section 6.6 shall be referred to as the "Option Term Financials"):

      6.6.1. To provide to the Option Holder by no later than December 11, 2006 the audited financial statements of the Company for the year ended December 31, 2005

      6.6.2. To provide to the Option Holder by no later than December 31, 2006 reviewed financial statements of the Company for the period ended September 30, 2006.

      6.6.3. To provide to the Option Holder by no later than February 15, 2007 reviewed financial statements of the Company for the year ended December 31, 2006.

      6.6.4. To provide to the Option Holder by no later than March 10, 2007 audited financial statements of the Company for the year ended December 31, 2006.

      6.6.5. To provide to the Option Holder by no later than May 5, 2006 reviewed financial statements of the Company for the period ended March 31, 2006.

6.7. All of the financial statements specified in Sections 6.5, 6.6 and 6.7 above shall be prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP).


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7.     OCS

    The exercise of the Option contemplated herein shall be subject to and conditional upon the Company obtaining the approval of the Office of the Chief Scientist of the Israeli Ministry of Trade and Commerce (the "OCS") with respect thereto to the extent required under the Israeli Encouragement of Industrial Research and Development Law, 5744 - 1984, as amended, and the rules and regulations promulgated thereunder (the "R&D Law") and/or the grants received by the Company thereunder. If said approval will be required, the Company shall utilize its best efforts to obtain said approval and for such purpose the Option Holder shall sign any document and/or undertaking which may be required by the OCS in connection thereof.

8.     Miscellaneous

8.1. The provisions of this Letter of Agreement shall be subject to all applicable laws, rules and regulations of the State of Israel and to such approvals by any governmental agencies or national securities exchanges as may be required. Disputes arising hereunder or in connection herewith shall be subject to the exclusive jurisdiction of the applicable courts in Tel Aviv, Israel.

8.2. The Option may not be assigned or transferred by the Option Holder in any manner without the prior written consent of the Company.

8.3. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person, by facsimile (upon confirmation of successful transmission) or by courier service or four days after deposit by registered or certified mail, postage prepaid, addressed as follows:

       If to the Company:  Em Hamoshavot 94, Petach Tikva, Israel
                           Fax: +972 - 3 - 9222734


      If to Option Holder: 26 E. Hawthorne Avenue
                           Valley Stream, NY 11580
                           c/o Lubin & Associates
                           Fax: +1 (516) 887-8250


8.4. Any tax consequences applicable to a party hereto arising from the grant of the Option or exercise thereof, shall be borne solely by such party.

8.5. Notwithstanding any other provision herein, in the event of a material default by the Company, which material default shall not be cured within 30 (thirty) days (or such longer period as mutually agreed between the parties in writing) of the receipt by the Company of a written notice thereof from the Option Holder, the Option Holder shall be entitled to terminate this Letter of Agreement by written notice to the Company and the Company shall within 60 days of such notice of termination, repay to the Option Holder the Option Payment plus annual interest of 5% thereon, calculated from the date of payment of the Option Payment until the date of repayment. For the purposes of this Section 8.5, the term "material default" shall mean the Company's failure to carry out any of the following within 90 (ninety) days of Company's receipt of an Exercise
       Notice: (i) receipt of OCS approval under Section 7 herein (provided that failure to receive OCS approval is not due to non-provision by the Option Holder of an undertaking to the OCS or any other document required by the
       OCS); (ii) issuance of the Option Shares; and (iii) provision of [one or more of] the Option Term Financials specified under Section 6.6 above.


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8.6.   This Letter of Agreement constitutes the entire agreement between the
       Company and the Option Holder with respect to the Option granted hereunder, and supersedes and replaces all prior agreements, understandings and arrangements, oral or written, the parties with respect to the subject matter hereof. Any term of this Letter of Agreement may be amended and the observance of any term of this Letter of Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Option Holder.

IN WITNESS WHEREOF the parties have executed this Letter of Agreement made effective as of the effective Date indicated in the preamble hereto.


_________________________                 ________________________
ANGSTORE TECHNOLOGIES LTD.                ENERGTEK INC.
By:  /s/ Yuri Ginsburg                    By:  /s/ Doron Uziel

Title: _________________                  Title: _________________


                                     * * *


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                                   Schedule A

                               WAIVER AND CONSENT

   In connection with the Letter of Agreement between ENERGTEK INC. (the "Option Holder") and ANGSTORE TECHNOLOGIES LTD. (the "Company") to which this Waiver and Consent is annexed, we the undersigned, Radel LLC, hereby confirm, consent and agree as follows:

      1. That as of the Effective Date of the above Letter of Agreement, we hold and/or are entitled to hold 8,999 (eight thousand nine hundred and ninety-nine) Ordinary Shares par value NIS 1.00 each and 1 (one) Management Share par value NIS 1.00 of Angstore Technologies Ltd. (respectively, the "Company" and "Our Shares"). Our Shares constitute all of the shares, options, warrants and securities in the Company owned by the undersigned or to which the undersigned has any rights.

      2. We hereby consent to the grant of the Option to the Option Holder upon the terms and conditions set forth in the Letter of Agreement to which this waiver and consent is annexed.

      3. During the Option Term we shall not sell, assign, transfer or convey all or a substantial part of Our Shares unless and until the procedure set forth in Section 3.5 of the Letter of Agreement has been fulfilled.

      4. We hereby agree to vote in favor of the amendment of the Articles of Association of the Company as set forth in Section 6.2 of the above Letter of Agreement and to take any and all action necessary and/or sign any and all document in connection with said Section 6.2.

      5. Furthermore, we hereby irrevocably and unconditionally waive any and all pre-emptive rights we have or may have with respect to the Option granted under the above Letter of Agreement and any right, title, interest in and to any additional shares or other securities of the Company to the extent such rights exist (including any rights arising in connection with the consummation of the transaction contemplated under the Letter of Agreement), all whether pursuant to an option agreement, warrant agreement, anti-dilution right, preemptive right or the like, and hereby waive any other right to receive shares or other securities of the Company (to the extent such rights exist) based on any right granted prior to the date hereof. Our waiver as aforesaid includes and applies to, without limitation, any issuance of Option Shares upon exercise of the Option.

All capitalized terms herein shall have the meaning ascribed to them in the abovementioned Letter of Agreement, unless otherwise defined herein.


____________________________
Radel LLC
By: Eugene Levich
Title: Director
Date: November 8, 2006


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